                                 Exhibit 10.28

                      S U B L E A S E    A G R E E M E N T




                                      FOR




                           ROTTERDAM INDUSTRIAL PARK
                              ROTTERDAM, NEW YORK




                                    BETWEEN




                          DISTRIBUTION UNLIMITED, INC.
                           ROTTERDAM INDUSTRIAL PARK
                                   BUILDING 6
                           ROTTERDAM, NEW YORK  12306




                                      AND




                            P.J. FOOD SERVICE, INC.
                            11460 BLUEGRASS PARKWAY
                          LOUISVILLE, KENTUCKY  40299

                               TABLE OF CONTENTS



PARAGRAPH                                                                 PAGE
---------                                                                 ----

TERM  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
RENTAL  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
CONDITION OF PREMISES . . . . . . . . . . . . . . . . . . . . . . . . . .    1
UTILITIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
ADDITIONAL RENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
SERVICES - ADDITIONAL RENT  . . . . . . . . . . . . . . . . . . . . . . .    4
USE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5
REPAIRS AND MAINTENANCE . . . . . . . . . . . . . . . . . . . . . . . . .    6
ALTERATIONS AND LIENS . . . . . . . . . . . . . . . . . . . . . . . . . .    6
ENTRY AND INSPECTION  . . . . . . . . . . . . . . . . . . . . . . . . . .    6
SUBLETTING AND ASSIGNMENT . . . . . . . . . . . . . . . . . . . . . . . .    7
LIABILITY AND INSURANCE . . . . . . . . . . . . . . . . . . . . . . . . .    9
ABANDONMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
DEFAULT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
HOLDING OVER  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
DESTRUCTION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
CONDEMNATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
SALE OF PREMISES  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
ESTOPPEL  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
SIGNS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
ENTIRE AGREEMENT, WAIVER  . . . . . . . . . . . . . . . . . . . . . . . .   13
NOTICE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
FINANCIALS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
ANCILLARY FACILITIES  . . . . . . . . . . . . . . . . . . . . . . . . . .   14
SECURITY BARRIERS . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
MASTER LEASE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
NOTICE OF SUBLEASE EXTENSION  . . . . . . . . . . . . . . . . . . . . . .   14
ENVIRONMENTAL MATTERS . . . . . . . . . . . . . . . . . . . . . . . . . .   14
RENEWAL OPTION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
CONSUMER PRICE INDEX  . . . . . . . . . . . . . . . . . . . . . . . . . .   15
BROKERAGE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
ELECTRICITY RATES . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
SUBLESSEE'S FIT-UP  . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
GUARANTY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
EXHIBIT A - RENTAL AND TERM SCHEDULE  . . . . . . . . . . . . . . . . . .   18
EXHIBIT B - REFURBISHING REQUIREMENTS . . . . . . . . . . . . . . . . . .   19
EXHIBIT C - SUBLESSEE'S SPECS . . . . . . . . . . . . . . . . . . . . . .   20
EXHIBIT D - SITE PLAN . . . . . . . . . . . . . . . . . . . . . . . . . .   21

                               SUBLEASE AGREEMENT


      THIS SUBLEASE made this _____ day of September, 1996, between Distribution Unlimited, Inc., Rotterdam Industrial Park, Building 6, Rotterdam, New York 12306, hereinafter referred to as the "Sublessor" and P.J. Food Service, Inc., a Delaware corporation which has a business office at 11460 Bluegrass Parkway, Louisville, Kentucky 40299, hereinafter referred to as the "Sublessee".

      WITNESSETH that the Sublessor hereby subleases to the Sublessee and the Sublessee hereby hires and takes from the Sublessor those premises described as Bay 4, Building 14 located in Rotterdam Industrial Park, Town of Rotterdam, County of Schenectady, State of New York, hereinafter referred to as the "Demised Premises", as shown on the map attached hereto and made a part hereof, as Exhibit "D"; said Demised Premises being 40,420 square feet as measured in accordance with the BOMA Standard Method of Measurement, American National Standard Section Z65.1, which states that the rentable area of a floor shall be computed by measuring to the center of the dominant portion of the permanent outer buildings walls, and Sublessor hereby grants to Sublessee its guests, invitees and licensees all easements, rights and privileges appurtenant thereto including the right to use adjoining parking areas, driveways, roads, alleys, means of ingress and egress and other portions of the other areas ("Common Areas") in common use by owners or lessees of the Rotterdam Industrial Park and Sublessor agrees that it will not, during the term of this Sublease, alter those portions of the Common Areas shown in yellow on Exhibit "D" so as to materially and adversely affect ingress and egress to and from the Demised Premises or parking adjacent to the Demised Premises. The foregoing subleasing shall be upon the terms and conditions hereinafter set forth, and the Sublessee does hereby covenant with the Sublessor as follows:

1. TERM: The initial term of this Sublease shall be for a period of approximately four (4) years and eleven (11 ) months commencing on the earlier to occur of (i) January 31, 1997 or (ii) the date that Sublessee first commences normal business operations in any portion of the Demised Premises (the earlier of such two dates being hereinafter referred to as the "Term Commencement Date") and ending December 31, 2001 ("Initial Term"). Commencing September 8, 1996, Sublessee shall be entitled to enter upon the Demised Premises for the purpose of making same ready for Sublessee's use.

2. RENTAL: Commencing with the date Sublessee first enters the Demised Premises, Sublessee shall be responsible for the payment of all utility costs and Common Area charges allocable to the Demised Premises. As rental for the Demised Premises for the Initial Term the Sublessee hereby agrees to pay the Sublessor without deduction, setoff, prior notice or demand the sums as outlined in Exhibit A Rental and Term Schedule, in advance on the Term Commencement Date (to the extent of any partial month's rent due because the Term Commencement Date is not the first day of a calendar month) and thereafter on the first day of each and every month, said rental to be paid to the Sublessor by good check mailed to Sublessor at c/o Northeastern Industrial Park, P.O. Box 98, Guilderland Center, New York 12085 or delivered to Sublessor's offices at Building 6, East Road, Rotterdam Industrial Park, Schenectady, New York, or at such other place or places as the Sublessor may from time to time direct. Sublessee shall pre-pay the first full month's rent and last months' rental at Sublease signing. The Sublessee shall pay a "late charge" of two (2%) percent per month from the due date of any installment of rental (Fixed Minimum, or other as may be construed as rent) if said rental payment is made after its due date. Nothing herein contained shall be deemed to limit any right or remedy which the Sublessor may have under this Sublease, at law or in equity.

3. CONDITION OF PREMISES: The Sublessee covenants that the Sublessee has examined the Demised Premises, knows the condition thereof and acknowledges that the same are accepted "as is", subject to the warranties as set forth hereafter and subject to the conditions as set forth on Exhibit "B" attached hereto, which are conditions precedent to Sublessee's acceptance of the Demised Premises and obligations to perform any terms herein. Sublessee shall comply with the requirements of the Occupational Safety and Health Act of 1970 and all other applicable laws relating to occupational safety and health and rules and regulations promulgated thereunder, and the Sublessee shall further comply with all laws, rules and regulations of the State of New York and any department agency, board, or political sub-division of the State pertaining to building construction or safety applicable to either the Sublessee or the Sublessor and shall hold the Sublessor harmless therefrom. Nothing herein shall be construed as preventing the Sublessor from taking such action as it shall deem necessary for the protection of its interests in respect to any order, decree, judgment or other act of any Federal or State department, agency or board.

4. UTILITIES: The Sublessor or the local public utility shall provide and maintain the necessary mains, ducts and conduits in order to bring water, electricity and natural gas service to the Demised Premises and to carry sewage therefrom in accordance with Sublessee's specifications as set forth on Exhibit "C" attached hereto any made a part hereof. All means of distribution of such services within the Demised Premises shall be supplied and maintained by the Sublessee at the Sublessee's expense.

      a. ELECTRICAL: The Sublessee shall make known to the Sublessor its electricity requirements at or prior to the execution of this Sublease. In the event the Sublessee requires additional capacity beyond that as set forth on Exhibit "C", any additional risers, feeders, meters, wiring or other equipment required thereby shall be installed by the Sublessor or a qualified contractor upon the Sublessee's request and at the Sublessee's cost and expense, provided, however, that in the Sublessor's sole judgment, the same are reasonably necessary and will not cause permanent damage or injury to the Demised Premises or cause or create a dangerous or hazardous condition or entail excessive alterations, repairs or expense or unreasonably or materially interfere with or disturb other lessees. If, at the time of the commencement of this Sublease, the Demised Premises shall be unmetered for electricity consumption, the Sublessor shall cause such metering device or devices to be installed as the Sublessor shall deem necessary and the cost of such device, together with the expense of installing the same, shall not be paid by the Sublessee. If such electrical service is directly with the Niagara Mohawk Power Corporation, Sublessee shall request service in its own name prior to entering upon the Demised Premises and pay such costs directly to Niagara Mohawk Power Corporation.

      b. WATER: The Sublessor shall install, or cause to be installed, at no cost to Sublessee, a water meter and thereby measure the Sublessee's water consumption. Throughout the duration of the Sublessee's occupancy, the Sublessee shall keep such meter and installation equipment in good working order and repair at its own expense. In the event of activation of the unmetered sprinkler system due to fire or acts of Sublessee, Sublessor shall render a bill for water consumption based on output per sprinkler head times the duration of sprinkler flow. The cost of water is to be the then current charge by the municipality. Sublessee is to make payment directly to the utility company supplying such water. Sublessor warrants that a water line of at least 2" or greater delivering at a constant flow of 60 to 80 PSI services the Demised Premises.

      c. SEWER: Sublessee is to make payment, upon presentation of a bill by Sublessor, for the then current sewage charge by the municipality for the Demised Premises, and the amount thereof shall be deemed Additional Rent hereunder. Lessor warrants that a sewer line of at least 6" or greater services the Demised Premises.

      d. FUEL OIL AND/OR NATURAL GAS AND/OR LP GAS: Sublessee is to contract for and pay all costs of liquid or gas fuels directly to supplier, provided service to the Demised Premises shall not be the obligation and expense of the Sublessee. Sublessor warrants that a gas line of at least 2" or greater delivering at a constant flow of 5 PSI to the Demised Premises.

      e. SPRINKLERS: Sprinklers and sprinkler systems now existing in said Demised Premises shall be maintained and serviced by the Sublessor, provided, however, that if any such system or any of its appliances shall be damaged or injured or rendered otherwise than in proper working order by reason of any act or omission of the Sublessee, the Sublessee's agents, servants, employees, licensees or visitors, the Sublessee shall forthwith restore such equipment to good working condition and order at its own expense. If by reason of the acts or operations of the Sublessee, the New York Board of Fire Underwriters or the New York Fire Insurance Exchange or any bureau, department or official of the state or municipal government requires or recommends any change in such sprinklers or sprinkler system or if any change is necessary to prevent the imposition of a penalty or charge against the full allowance for a sprinkler system in the fire insurance rate as fixed by such exchange or by any fire insurance company, the Sublessee shall at its own expense promptly make such change; provided said change is a direct consequence of Sublessee's particular use of the Demised Premises. In the event said change is incident to the general usage of the Demised Premises as warehouse, industrial or distribution uses, Sublessee shall not be obligated to perform same at its expense. Any changes whatsoever in the sprinkler system desired by the Sublessee must be submitted to the Sublessor for the review and approval of the Sublessor's insurer.

      In the event the Sublessee shall fail to pay any tax, rent, levy or charge for any utility service, which by reason of such non-payment may become a lien upon any part of the premises of the Sublessor, the Sublessor may, upon ten (10) days' written notice thereof to the Sublessee, make payment of such tax, rent, levy or charge together with any interest, penalties or other accruals due thereon, and upon such payment the amount thereof shall immediately become due and payable by the Sublessee to the Sublessor as rent hereunder.

      The Sublessor may interrupt or suspend the supply of any such service to the Demised Premises in order to make any necessary repair or alteration to the Demised Premises or to any other building or other part of the premises of the Sublessor provided Sublessor notifies Sublessee, in writing, promptly after receiving notice thereof from any utility or governmental authority of any scheduled suspension of such service, and, in the case of a suspension of service necessitated by any activity of Sublessor or it affiliates, upon not less than ten (10) days' written notice sent prior to the Sublessee of the date for the commencement of any necessary repair or alteration. Said notice shall not be applicable in the event of an emergency involving the endangerment of life or the preservation of property from imminent destruction. There shall be no abatement in rent because of any such interruption or suspension provided that such repairs or alterations shall be made with reasonable diligence and provided further that any repair or alteration made by Sublessor shall not unreasonably interfere with the Sublessee's business. The Sublessor may at any time during the term of this Sublease assign, convey, transfer or set over to any municipality having jurisdiction or to any public utility corporation or private water corporation or sewage disposal corporation any or all of the Sublessor's right, title and interest in and to such public utility facilities and thereupon require the Sublessee to make payment for such services to such assignee, municipality, firm or corporation in accordance with such rates as such assignee may establish. Upon any such conveyance, assignment or transfer, there shall be no abatement of rent due and payable hereunder by reason of any interruption of such service resulting from the act or fault of such assignee, provided further that such conveyance, assignment or transfer shall not unreasonably interfere with the Sublessee's business.

5. ADDITIONAL RENT: In addition to the rental herein provided, the Sublessee shall pay to the Sublessor as Additional Rent within twenty (20) days, that proportion of any real property taxes and assessments levied or assessed against the premises of which the Demised Premises are a unit, either school tax or town tax, as the total net rental area within the Demised Premises bears to the total net rental area within the building or buildings or land area, including the Demised Premises, which are included in the unit so taxed or assessed. The Sublessee shall also pay to the Sublessor as Additional Rent, similarly computed, premium rate charges incurred by the Sublessor with respect to insurance on the Demised Premises for general liability, fire and extended coverage. Such amounts shall be paid by the Sublessee to the Sublessor within ten (10) days after the receipt by the Sublessee of written notice thereof from the Sublessor. As of the date immediately preceding execution of this Sublease, Sublessor represents that the Demised Premises are listed on the applicable assessment rolls as being exempt from all real estate taxes. Sublessor agrees not to take any action to seek to have the Demised Premises become subject to real estate taxation. Nonetheless, should the Demised Premises become subject to any real estate taxes, Sublessee's liability or obligation for payment shall not exceed $30,315.00 (thirty thousand three hundred fifteen and 00/100 dollars) (calculated by multiplying $.15 x 40,420 square feet x 5 years) in the aggregate over the Initial Term.

6. SERVICES - ADDITIONAL RENT: The Sublessee shall initially pay to the Sublessor as Additional Rent, as and when billed by the Sublessor, $.30 per square foot annual cost, paid monthly, for security and common area maintenance. The $.30 is an estimated amount expected due for the first year, or part thereof, which is subject to adjustments detailed later in the Sublease.

      Security and Common Area Maintenance: The charges for maintaining security and common area maintenance, as hereinbefore defined, shall include, but not be limited to, the costs of replacing, operating, managing, equipping, cleaning, lighting, repairing, and removing snow from main roads, ingress and egress thereto and parking areas (but excluding dock areas), landscaping and gardening, striping, sign, rail track maintenance and repair, traffic and safety control (including personnel), security personnel, maintenance and costs of labor, insurance materials and supplies, and the Sublessor's administrative and overhead costs for said services, which administrative and overhead costs shall be charged in the same manner as such costs are charged to other tenants in Rotterdam Industrial Park. The Sublessee shall pay its proportionate share, as hereinafter defined, of the total costs of security and common area maintenance in the manner hereinafter stated.

      In computing the charges for security and common area maintenance, as provided above, the Sublessee's proportionate share, currently 1.1%, shall be deemed to be the ratio of the total square footage of the floor area of the Demised Premises, presently 40,420, to the total square footage of the floor area of the entire industrial park, presently 3,743,204.

      Sublessor shall furnish the Sublessee a written estimate of the Sublessee's proportionate share of the charges specified above for the first calendar year or portion thereof, or for the next succeeding calendar year, as the case may be, and said charges shall be paid monthly with Fixed Minimum Rent, in advance commencing on the first day of the first Sublease Year. Charges for the first and last Sublease Years shall be on a pro rata basis based upon twelve (12) thirty (30) day months.

      The Sublessee shall at its own expense maintain all portions of the Demised Premises and immediately adjoining areas in a clean and orderly condition free of dirt and rubbish, and the Sublessee shall remove or cause to be removed all rubbish from the Demised Premises and immediately adjoining areas at the Sublessee's expense. Under no conditions will Sublessor permit Sublessee to use outside areas for parking of unregistered and/or disabled or nonfunctioning or damaged vehicles except for the temporary storage in the case of an emergency, or for the accumulation of pallets and/or other packing materials. Sublessee must install a dumpster or similar trash receptacle of ample size at inception of occupancy at a location proximate to the Demised Premises as provided by the Sublessor. In the event the Sublessee permits accumulations of rubbish, which the Sublessor in the exercise of its judgment may deem unreasonable or harmful, injurious or deleterious to the use and enjoyment of the remainder of the premises of the Sublessor of which the Demised Premises are a part, the Sublessor may remove such rubbish and charge the cost thereof to the Sublessee and the Sublessee shall thereupon become liable to the Sublessor for such cost as Additional Rent. Sublessee shall keep all fire doors clear and shall not obstruct dock areas with vehicles or goods excepting the normal process of loading and unloading operations from inside storage to transport vehicles.

7. USE: The Demised Premises are hereby leased to the Sublessee upon the express condition that the Sublessee shall use the said Demised Premises for receiving, ordering, production, shipping and selling of products, materials and merchandise made or distributed by Sublessee or its affiliates and for no other purpose without the written consent of the Sublessor first obtained.

      1.    Will rail be utilized?              Yes     X         No
                                                     -------          -------
            If Yes, what will the average be?
            Rail Cars Per Day    .5             Month     15      Year     180
                               ------                  -------          -------

      2.    Will there be any truck traffic?    Yes     X         No
                                                     --------         -------
            If Yes, what will the average be?
            Trucks Per Day       25             Month    750      Year   8,900
                               ------                  -------          -------

      3.    Number of employees in your local operation:
            Initial Start Up     50             After One Year    125
                               ------                           -------

      4.    Number of employee parking spaces needed:
            Initial Start Up     65             After One Year    135
                               ------                           -------

      All uses to which the Demised Premises shall be put by the Sublessee shall conform to the requirements of any and all local laws, ordinances, rules or regulations adopted or enacted by the municipality having jurisdiction over the Demised Premises and shall also conform to any special use permit or certificate of occupancy or other permit of any kind issued or required to be issued by any governmental authority having such jurisdiction over the Demised Premises and shall not be put to any such use by the Sublessee until all governmental rules and regulations relative to or affecting such use have been complied with and all governmental permits required as a condition precedent to such use shall have been obtained. The Sublessee shall conduct its business throughout the term hereof in a first-class manner and shall not use the Demised Premises for or carry on or permit upon said Demised Premises any offensive, unreasonably noisy, or dangerous business, trade, manufacture or occupation or any nuisance or any activity contrary to public policy or any activity causing a noxious or offensive odor or causing pollution to the atmosphere, nor permit any auction sale to be held or conducted upon said Demised Premises, nor shall it use or permit the use of such Demised Premises or part thereof for any immoral or any other purpose prohibited by law or which will increase the rate of insurance upon the building in which said Demised Premises may be located or cause a cancellation of any insurance policy covering said building or any part thereof. The Sublessee shall not do or suffer anything to be done upon said Demised Premises which will cause structural injury to said Demised Premises or to the building of which the same form a part, nor shall it cause said Demised Premises to be overloaded, nor shall it permit any machinery, apparatus or other appliance to be used or operated upon said Demised Premises which will injure said Demised Premises or the building of which the same form a part, nor shall the Sublessee permit any noisemaking device to be operated or allowed upon said Demised Premises for the purpose of attracting trade or otherwise. The Sublessee shall not permit any use to be made of the Demised Premises which will in any way impair the efficient operation of the sprinkler within the building containing the Demised Premises. In addition to the Sublessee's liability for Additional Rent in respect of insurance premium rate increases as provided in Paragraph 5 hereof, if any act on the part of the Sublessee or use of the Demised Premises by the Sublessee shall cause directly or indirectly any increase of the Sublessors insurance expense, such additional expense shall be paid by the Sublessee to the Sublessor upon demand as Additional Rent. No such payment by the Sublessee shall limit the Sublessor in the exercise of any other rights or remedies or constitute a waiver of the Sublessor's right to require the Sublessee to discontinue such act or use.

8. REPAIRS AND MAINTENANCE: Throughout the term of this Sublease the Sublessee shall take good care of the Demised Premises. Sublessor is responsible for maintenance of the structural elements, fire alarm system, and sprinklers, and Sublessee for the maintenance and repairs of all other non-structural elements and systems, including doors and windows. When used in this paragraph the term "repairs" shall include all necessary replacements, renewals, alterations, additions and betterments of a non-structural character. All repairs made by the Sublessee shall be at least equal in quality and class to the original work. The Sublessee shall make no structural alterations to the Demised Premises without prior permission of the Sublessor given in writing. Upon the expiration of the term of this Sublease or sooner termination, the Sublessee shall surrender the Demised Premises to the Sublessor in the same condition as received, ordinary wear and tear and damage by fire, earthquake, act of God or the elements alone excepted. Sublessor, acting in its reasonable judgment, may make demand that maintenance be accomplished if a hazardous or deteriorating condition exists. If Sublessee desires services by Sublessor's maintenance personnel such will be performed on a work order basis only.

9. ALTERATIONS AND LIENS: The Sublessee shall make no structural alterations or additions to the Demised Premises without prior written consent of the Sublessor. Upon the giving of such written consent all alterations, additions and improvements, excluding trade fixtures, furnishings and equipment made in, to or on the Demised Premises shall become the property of the Sublessor (or Master Lessor, as hereinafter defined) and shall remain upon and be surrendered with the Demised Premises, except that the Sublessee shall ascertain from the Sublessor within sixty (60) days before the expiration of this term whether the Sublessor desires to have the Demised Premises or any part or parts thereof restored to their condition as of the time of the delivery thereof to the Sublessee (except for any and all offices or office-related improvements which shall remain), and, if the Sublessor so desires, the Sublessee shall restore said Demised Premises or such part or parts thereof to such original condition before the end of the term of this Sublease entirely at the Sublessee's own cost and expense. The Sublessee shall indemnify and save and hold harmless the Sublessor from all liens, claims or demands arising out of any work performed, materials furnished or obligations incurred by or for the Sublessee upon said Demised Premises during said term and agrees not to suffer any such lien or encumbrance to be imposed on any of the Sublessor's premises. The Sublessor shall have the right, after the giving of not less than five (5) days' notice to the Sublessee to remove such lien or encumbrance, to bring such action or proceeding as may be necessary to effect the removal thereof and the costs and expenses thereof, including reasonable attorney's fees, shall become immediately due and payable by the Sublessee to the Sublessor as Additional Rent.

10. ENTRY AND INSPECTION: The Sublessor and its agents may enter upon the Demised Premises at all reasonable times to inspect the same, to submit them to a prospective purchaser or to make any repairs which the Sublessor shall consider necessary for the protection, improvement or preservation of the building in which the Demised Premises are situated, or to make any changes in the plumbing, wiring, meters or other equipment, fixtures or appurtenances of the building, provided that the same may be performed without material interference with the business operations of the Sublessee, and there shall be no liability against the Sublessor in favor of the Sublessee for damages sustained by the Sublessee by reason of such repairs or changes nor shall the Sublessee be entitled to any abatement of rental by reason thereof. At any time after sixty (60) days prior to the termination of the Sublease the Sublessor may place on said Demised Premises any usual or ordinary "To Let" or "To Lease" signs. For the purposes of this paragraph, the Sublessor may hold at all times a duplicate set of keys to the Demised Premises. The Sublessee shall make no changes in locks or other facilities controlling access to the Demised Premises without the permission of the Sublessor and whenever such permission is granted, the Sublessee shall provide the Sublessor with a duplicate set of keys so as to provide the Sublessor with access at all times.

11. SUBLETTING AND ASSIGNMENT: The Sublessee shall not, without the Sublessor's prior written consent, which consent shall not be arbitrarily withheld or unreasonably delayed, assign or sublet this Sublease or permit any person or entity other than the Sublessee to use or occupy, or store goods, materials or other property (such goods, materials and property being hereinafter referred to as "Property") at the Demised Premises or any part thereof.

      Notwithstanding the foregoing, or anything to be contrary elsewhere contained in this Sublease, Sublessee, without Sublessors consent, but upon not less than thirty (30) days' prior written notice, may assign this Sublease or sub-sublet the Demised Premises, or any portion thereof, to its parent, any of its subsidiaries or to any other entity affiliated with Sublessee or its parent, or to a corporation or other entity resulting from any reorganization or merger to which Sublessee, its parent or any of its subsidiaries or affiliates is a party, provided Sublessee shall remain obligated under this Sublease (the foregoing being heroinafter referred to as a "Permitted Assignment"). The Sublessor will not divulge to any third parties, except if required by the applicable loan document, to Sublessors lender, any confidential information received with respect to any proposed reorganization or merger.

      Any (a) assignment or subletting or (b) or the permitting of any person or entity other than the Sublessee to use, or occupy any portion of, or store any Property at the Demised Premises, without the consent of the Sublessor in each instance, shall be void and shall constitute a breach of this Sublease. In the event of such prohibited assignment, sublet or use, occupancy or storage, the Sublessor may avail itself of any other remedies contained in this Sublease and any other remedy available to it under applicable law. In addition to the foregoing, in the event of any breach of clause (b) in the preceding sentence, the Sublessor may cause the removal of such occupant and/or materials, goods or Property, at the sole cost and expense of the Sublessee.

      If the Sublessee proposes to assign the Sublease, enter into any sublease of the Demised Premises or grant to any person or entity the right to use, occupy, or store Property at any portion of the Demised Premises, the Sublessee shall deliver written notice thereof to the Sublessor, together with a copy of the proposed assignment, sublease or other agreement, if any, governing such use, occupancy or storage, and such financial information (i.e., balance sheet and annual reports concerning such sublessee, assignee or the person or entity that Sublessee proposes to let use or occupy, or store any Property at the Demised Premises (any such person or entity being hereinafter referred to as a "Licensee") as is acceptable to the Sublessor, in the exercise of Sublessor's reasonable discretion, the foregoing notice and financial information shall be delivered at least thirty (30) days prior to the effective date of the proposed assignment, the commencement date of the term of the proposed sublease or the date on which any person or entity proposes to use, occupy or store Property at the Demised Premises or any pad thereof. Any proposed assignment, sublease or use, occupancy or storage of Property shall be expressly subject to the terms, conditions, and covenants of this Sublease. The Sublessee shall reimburse the Sublessor for all reasonable legal costs involved in reviewing a proposed assignment, subletting or agreement with any Licensee for the use, occupancy or storage of any Property.

      Any proposed assignment shall contain a written assumption by the assignee of all of the Sublessee's obligations under this Sublease. Any sublease shall (a) provide that the sub-sublessee shall procure and maintain a policy of insurance as required of the Sublessee under this Sublease; (b) provide for a copy to the Sublessor of any notice of default by either party; and (c) otherwise be reasonably acceptable in form to the Sublessor.

      No consent by the Sublessor to any subletting, assignment or use, occupancy or storage of Property by any Licensee shall be deemed to be a consent to any further subletting (or sub-subletting), assignment or any other use, occupancy or storage by any Licensee (including the Licensees for whom permission is being given).

      In the event that the Sublessee assigns or subleases any portion of the Demised Premises or permits the use, occupancy or storage of Property at any portion of the Demised Premises to anyone other than the Sublessee, or a subsidiary or affiliate of Sublessee pursuant to a Permitted Assignment, the Sublessee shall pay to the Sublessor monthly, as Additional Rent hereunder, one hundred (100%) percent of the amount calculated by subtracting from the rent and other charges and considerations payable from time to time by the assignee, sub-sublessee or Licensee to the Sublessee for aforesaid space, the amount of rent and other charges payable by the Sublessee to the Sublessor under this Sublease, allocated to the assigned, subleased or otherwise utilized portion of the Demised Premises.

      A) Except for a Permitted Assignment, Sublessee shall not have the right to sublet or assign the Demised Premises except on the following terms and conditions:

            1) Such subletting or assignment shall not relieve the Sublessee from its duty to perform fully all of the agreements, covenants and conditions set forth in this Sublease or any Guarantor from the obligations of any Guaranty executed and delivered in connection with this leasing.

            2) The Sublessee shall first obtain the Sublessor's written consent to the subletting or assignment in each instance.

            3) The Sublessee shall provide the name of the proposed sub-sublessee or assignee, the terms and conditions of the proposed subletting or assignment, the nature and character of the business of the proposed sub-sublessee or assignee, and the banking, financial and other credit information relating to the proposed assignee or sub-sublessee reasonably sufficient to enable Sublessor to determine the financial responsibility of said proposed sub-sublessee or assignee.

            4) Upon the receipt of such request from Sublessee, Sublessor shall have an option, to be exercised in writing within thirty (30) days thereafter, to terminate this Sublease effective on a date (the "Termination Date") set forth in Sublessor's notice of termination, which shall not be less than thirty (30) days nor more than ninety
            (90) days following the service upon Sublessee of Sublessor's notice of termination.

            5) In the event Sublessor shall exercise such option to terminate this Sublease, this Sublease shall expire on the Termination Date as if that date had been originally fixed as the expiration date of the term herein granted and Sublessee shall surrender possession of the entire Demised Premises on the Termination Date in accordance with the provisions of this Sublease.

      B) If Sublessor shall not exercise its option within the period aforesaid, then Sublessor's consent to such request shall not be unreasonably withheld but will be given only on the following conditions acknowledged by Sublessee to be reasonable and proper:

            1) That the subletting or assignment is for the entire Demised Premises only;

            2) That the subletting or assignment shall be to a sub-sublessee whose occupancy will be in keeping with the dignity and character of the then use and occupancy of the premises by other lessees and whose occupancy will not be more objectionable or more hazardous than that of Sublessee herein. In no event shall any subletting or assignment be permitted to a school of any kind or an employment or placement agency; or governmental or quasi-governmental agency;

            3) That the subletting or assignment shall not be to any Sublessee, sub-sublessee or assign of any leased space in the premises of which the Demised Premises form a part;

            4) That no subletting or assignment shall be permitted to any person or entity who is then a tenant or occupant of Rotterdam Industrial Park, Northeastern Industrial Park or Scotia-Glenville Industrial Park;

            5) That the sublease or assignment will expressly prohibit assignment of the Sublease agreement or further subletting by the sub-sublessee without Sublessor's written consent.

            6) If this Sublease shall be assigned, or if the Demised Premises or any part thereof, be sublet or occupied by any person or persons other than Sublessee, Sublessor may, after default by Sublessee, collect rent from the assignee, subtenant or occupant, and apply the net amount collected to the rent herein reserved, but no such assignment, subletting, occupancy or collection of rent shall be deemed a waiver of the covenants contained in this Sublease, nor shall it be deemed acceptance of the assignee, subtenant or occupant as a tenant or a release of Sublessee from the full performance by Sublessee of all of the terms, conditions and covenants of this Sublease.

12. LIABILITY AND INSURANCE: The Sublessee shall keep, save and hold the Sublessor harmless and free from all liability, penalties, losses, damages, costs, expenses, causes of action, claims and/or judgments arising by reason of any injury or damage to any person or persons or property including, without limitation, the Sublessee, its servants, agents and employees, from any cause or causes whatsoever, except for intentional acts or gross negligence of Sublessor, including leakage, while in, upon or in any way connected with said Demised Premises or its appurtenances.

      The Sublessor shall not be liable for any loss or damage occasioned by defective wiring, plumbing, gas, sprinkler, steam, sewer, water or other pipes or fixtures; the bursting, leaking, running or. clogging of the above pipes or fixtures or of any heating or air conditioning equipment, cistern, tank, sprinkler system, boiler, wash stand, closet or wastepipe; accidental discharge of the sprinkler; water, snow, ice or other foreign matter being upon or coming through the roof, skylights, trapdoors, doors, windows or otherwise, unless in each case the foregoing result from the gross negligence or intentional acts of Sublessor; acts or negligence or failure to comply with lease covenants by other tenants of the Sublessor; acts of negligence of guests, invitees and employees of the Sublessee or other occupants of the

      Demised Premises; acts of negligence of any owners or occupants of adjacent or contiguous properly or their employees; acts of God; acts of negligence of any persons not in the employ of the Sublessor. In connection with any defect in or damage to the structural portions of the Demised Premises or the building-wide systems servicing the same (not arising from the act or omission of Sublessee or its sub-subtenants, or their respective employees, agents or invitees), Sublessor agrees to take commercially reasonable good faith steps to have Sublessor's landlord or any other appropriate party repair same.

      The Sublessee shall take out and keep in force during the term hereof, at the Sublessee's expense, public liability and other insurance in companies acceptable to the Sublessor to protect against any liability to the public, whether to persons or properly, incident to the use of said Demised Premises or resulting from accident occurring in or about said Demised Premises or the areas immediately adjacent thereto, which insurance shall be in an amount not less than $1,000,000.00 to indemnify against the claim of one person for personal injuries and not less than $3,000,000.00 to indemnify against the claim of two or more persons for personal injuries in any one occurrence and in an amount not less than $1,000,000.00 per occurrence to indemnify against a claim or claims for property damage. The Sublessee shall cause every insurer to agree by endorsement upon the policy or policies issued by it, or by independent instrument furnished to the Sublessor, that such insurer will give the Sublessor ten (10) days' written notice at the address where rental is paid before the policies in question shall be altered or canceled. Certified copies of said policies or certificates of insurance naming the Sublessor as additional insured shall be furnished at the time of Sublease inception. Said policies shall be renewed at the end of each policy period.

      The Sublessor and Sublessee hereby release one another and their respective officers, agents, employees and servants from any and all claims or demands for damages, loss, expense or injury to the Demised Premises or to the furnishings and fixtures and equipment or inventory or other property of either the Sublessor or the Sublessee in, about or upon the Demised Premises, as the case may be, which may be caused by or result from perils, events or happenings which are the subject of insurance carried by the respective parties and in force at the time of any such loss, provided, however, that such release and waiver shall be effective only to the extent of the insurance coverage for such loss. This paragraph does not preclude the respective parties from any and all other remedies at law which are available and in no way are their respective rights prejudiced.

13. ABANDONMENT: In the event the Demised Premises become abandoned or surrendered or in the event the Sublessee be dispossessed or evicted by process of law, the Sublessor, in addition to all other remedies granted by this Sublease or available by operation of law, may deem that any personal property belonging to the Sublessee left on said Demised Premises is abandoned, and the Sublessor may enter upon said Demised Premises and remove therefrom any and all equipment, fixtures and merchandise and sell the same at public or private sale at such price and upon such terms as the Sublessor may determine without notice to or demand upon the Sublessee. Out of the proceeds of such sale the Sublessor may reimburse itself for the expense of such taking, removal and sale and for any indebtedness of the Sublessee to the Sublessor and the surplus, if any, shall be accounted for the Sublessee.

14. DEFAULT: In the event the Sublessee (a) fails to pay the rental herein provided or any part thereof or any other sum required by the Sublessee to be paid to the Sublessor within ten (10) days of the date when due or in the manner herein provided; or (b) if the Sublessee abandons said Demised Premises or violates any of the provisions of this Sublease respecting assignments or subletting; or (c) makes default in any of the other covenants or conditions on the Sublessee's part to be performed hereunder and such default is not cured within thirty (30) days after notice by the Sublessor to the Sublessee of such default, then such default or breach or act shall give the Sublessor the right to re-enter the Demised Premises and remove all persons and all or any property therefrom either by summary dispossess proceedings or by any suitable action or proceeding at law, or by force or otherwise, without being liable to indictment, prosecution or damages therefor, and repossess and enjoy said Demised Premises together with all additions, alterations and improvements, and in such case the Sublessor may either relet the Demised Premises or any parts thereof as agent of the Sublessee and receive the rents applying the same first to the payment of such expenses as the Sublessor may have incurred and then to the fulfillment of the covenants of the Sublessee. The Sublessor may rent said Demised Premises for a term extending beyond the term hereby granted without releasing the Sublessee from any liability. Upon the expiration of this Sublease prior to the expiration of its term by operation of any provision hereof or by summary proceedings or otherwise, then, whether or not the Demised Premises be relet, the Sublessee shall remain liable for and shall pay the Sublessor, until the time when this Sublease would have expired but for such termination or expiration, the equivalent of the amount of all of the rent and Additional Rent reserved herein, less the avails of reletting, if any, and the same shall be due and payable by the Sublessee to the Sublessor on the several rent days above specified. The Sublessee hereby expressly waives any and all rights of redemption in the event of eviction or dispossession by judgment or warrant of any court or judge, and the Sublessee waives and will waive all right to trial by jury in any summary proceeding hereafter instituted by the Sublessor against the Sublessee in respect of the Demised Premises. All remedies herein provided shall be deemed cumulative and shall in no way limit or restrict the Sublessor from pursuing such other and further remedies as may be allowed at law or in equity.

15.   [DELETED PRIOR TO EXECUTION]

16. HOLDING OVER: In the event the Sublessee holds over the term hereby created with the consent of the Sublessor, the Sublessee shall become a tenant from month to month at the average monthly rental payable hereunder for the immediately preceding six (6) month period, plus twenty-five (25%) percent increase at discretion of Sublessor.

17. DESTRUCTION: In the event the Demised Premises are damaged by fire, earthquake, enemy, act of God or the elements or other casualty, the Sublessor, unless it shall otherwise elect as hereinafter provided, shall take commercially reasonable, good faith steps to have the Master Lessor repair the same with reasonable dispatch after written notice of the damage. If such damage is so extensive as to render the Demised Premises untenantable, but the election is made to nevertheless repair same, then the rent shall be abated to an extent corresponding with the time during which and the extent to which said Demised Premises may have been untenantable. If such repairs, however, are delayed because of the Sublessee's failure to adjust the Sublessee's own insurance claim, no rental reduction shall be allowed beyond a reasonable time allowed for such adjustment. If, however, such damage or destruction to said Demised Premises shall be caused by negligence or intentional, improper conduct on the part of the Sublessee or the Sublessee's agents, servants, employees, visitors or licensees, then, notwithstanding such damage or destruction, the Sublessee shall be liable for the rent during the unexpired portion of the demised term without abatement unless this Sublease is terminated by mutual agreement of the parties. The Sublessor shall have the right to determine, within a reasonable time after such occurrence regardless of its cause, whether to demolish, rebuild or reconstruct the building containing the Demised Premises and, in the event of such decision by the Sublessor to so demolish, rebuild or reconstruct, then, upon notice given by the Sublessor to the Sublessee, this Sublease shall terminate on a date to be specified in such notice as if that date had been originally fixed as the expiration date of the term here demised and the rent shall be adjusted as of the time of the occurrence of such damage or destruction. The Sublessee shall give immediate notice to the Sublessor in case of such damage or destruction. Notwithstanding anything else herein to the contrary, in the event the Demised Premises cannot, with reasonable effort, be repaired with one hundred twenty (120) days, Sublessee may, upon not less than thirty (30) days' prior written notice to Sublessor, terminate this Sublease; provided that any such notice must be given within thirty (30) days after Sublessor advises Sublessee that the Demised Premises cannot be repaired within one hundred twenty (120) days.

18. CONDEMNATION: If the whole or a portion of the Demised Premises shall be taken for any public or quasi-public use by right of eminent domain, with or without litigation, or transferred by agreement or purchase in connection with such public or quasi-public use, the Sublease at the option of the Sublessor shall terminate as of the date title shall vest in the condemnor. If any part of the Demised Premises shall be so taken as to render the remainder thereof unusable for the purposes for which the Demised Premises were leased, then the Sublessee shall have the right to terminate this Sublease by giving notice as hereinafter provided. Upon any such taking, with or without a termination of this Sublease, all compensation awarded shall belong and be paid to the Sublessor and the Sublessee shall have no claim thereto and the Sublessee hereby irrevocably assigns, transfers, releases and sets over to the Sublessor any right to compensation for damages to which the Sublessee may become entitled during the term hereof by reason of such condemnation or taking, provided, however, that in the event of such taking and a termination of this Sublease by either party as a result of or in connection therewith the Sublessee shall be entitled to a payment from the Sublessor of an amount equal to the unamortized cost (depreciated on a straight line basis computed monthly) to the Sublessee of all leasehold improvements made by the Sublessee during the original term hereof and such payment shall be made by the Sublessor out of the proceeds received by the Sublessor from the condemning authority and such claim of the Sublessee shall not be deemed a claim against the condemning authority or a lien on such proceeds. In no event shall the amount which the Sublessor shall be obligated to pay the Sublessee hereunder exceed the amount of the Sublessor's award less all expenses incurred by the Sublessor in connection with the securing or obtaining of such award. In the event that upon such taking there shall be no termination of this Sublease by either party, this Sublease shall continue for the balance of its term as to the part of the Demised Premises remaining. In such event the base rent payable by the Sublessee to the Sublessor hereunder and all items of Additional Rent payable hereunder as are determinable by reference to the area of the Demised Premises shall be reduced pro rata in the proportion in which the area of the Demised Premises so taken bears to the area of the Demised Premises before such taking, and all other liabilities of the Sublessee hereunder shall remain unaffected. If upon such taking this Sublease shall not terminate and shall continue as herein provided, the Sublessor shall at its own cost and expense restore the remaining portion of the Demised Premises to the extent necessary to render it useable for the purposes for which it was leased and shall make all repairs to the building in which the Demised Premises are located to the extent necessary to constitute the building a complete architectural unit, provided that such work shall not exceed the scope of construction existing immediately prior to such taking and the cost of such restoration shall not exceed the proceeds of the condemnation award less the Sublessor's expenses in securing such award. Termination of this Sublease by either party under the provisions of this paragraph shall be effected by the delivery of a thirty (30) day notice by such party to the other.

19. SALE OF PREMISES: In the event of a sale or conveyance by the Sublessor of all or any part of the Sublessor's estate containing the Demised Premises, the same shall operate to release the Sublessor from any future liability upon any of the covenants or conditions, express or implied, herein contained in favor of the Sublessee, and in such event the Sublessee agrees to look solely to the responsibility of the successor in interest of the Sublessor.

20. ESTOPPEL: At Sublessor's request, Sublessee agrees, within ten (10) days after receipt, to execute a lease estoppel certificate stating that:

      a.    The Sublease is unmodified and in full force and effect;
      b. The term of the Sublease has begun and rent payable under the Sublease is accruing;
      c. No notice of default or termination of the Sublease has been served on Sublessee under the terms of the Sublease;
      d. To the best of Sublessee's knowledge, neither he nor the Sublessor are in default in any way under the Sublease. In addition, Sublessee certifies that no event has occurred that with the passage of time or giving notice would constitute default under the Sublease by either him or the Sublessor; and

      certifying with respect to such other information with respect to this Sublease and Sublessee's occupancy of the Demised Premises as Sublessor shall reasonably request.

21.   [DELETED PRIOR TO EXECUTION]

22. SIGNS: The Sublessee shall not inscribe, paint or affix any signs, placards or advertisements on the exterior or roof of the Demised Premises or upon entrance doors, windows or upon any adjoining or appurtenant lands without obtaining the prior approval of the Sublessor in writing or without obtaining such permits therefor as may be required under any ordinance, local law, order, rules of regulation of the municipality having jurisdiction thereof. Any such sign, placard or advertisement so placed upon the Demised Premises shall be removed by the Sublessee at the termination of this Sublease and the Sublessee shall repair any damage or injury to the Demised Premises caused thereby, and upon the failure of the Sublessee to comply herewith, the Sublessor may have the same removed and the Sublessee shall be liable to the Sublessor for the expense thereof.

23. ENTIRE AGREEMENT, WAIVER: This instrument contains all the agreements and conditions made between the parties hereto and may not be modified, changed or terminated in whole or in part orally or in any manner other than by agreement in writing signed by the parties hereto or their respective successors in interest. The receipt of rent by the Sublessor, with knowledge of any breach of this Sublease by the Sublessee or of any default on the part of the Sublessee in the observance or performance of any of the conditions or covenants of this Sublease, shall not be deemed to be a waiver of any provision of this Sublease. If the Sublessee makes any payment of any amount less than that due hereunder, the Sublessor without notice may accept the same as a payment on account; the Sublessor shall not be bound by any notation on any check involving such payment nor any statement in any accompanying letter. No failure on the part of the Sublessor to enforce any covenant or provision herein contained, nor any waiver of any right thereunder by the Sublessor, unless in writing, shall discharge or invalidate such covenant or provision or affect the right of the Sublessor to enforce the same in the event of any subsequent breach or default. The receipt by the Sublessor of any rent or any other sum of money or any other consideration hereunder paid by the Sublessee after the termination, in any manner, of the term herein demised, or after the giving by the Sublessor of any notice hereunder to effect such termination, shall not reinstate, continue or extend the term herein demised, or destroy, or in any manner impair the efficacy of any such notice of termination as may have been given hereunder by the Sublessor to the Sublessee prior to the receipt of any such sum of money or other consideration, unless so agreed to in writing and signed by the Sublessor. Neither acceptance of the keys nor any other act or thing done by the Sublessor or any agent or employee of the Sublessor during the term herein demised shall be deemed to be an acceptance of a surrender of said Demised Premises, excepting only an agreement in writing signed by the Sublessor accepting or agreeing to accept such a surrender. Any right herein granted to the Sublessor to terminate this Sublease shall apply to any extension or renewal of the term herein demised, and the exercise of any such right during the term herein demised shall terminate any extension or renewal of the term herein demised, and any right on the part of the Sublessee thereto. No act or conduct of any nature or character on the part of the Sublessor or its agents, servants or employees other than by an agreement in writing signed by the Sublessor shall be construed as a waiver of the provisions of this paragraph irrespective of any circumstances existing at the time of such act or conduct.

24. NOTICE: Any notice required hereunder or by law to be served upon either of the parties shall be in writing and it shall be sent by certified mail, postage prepaid, addressed to the Demised Premises in the instance of the Sublessee, and to the place where rental is paid in the instance of the Sublessor, or to such other address as may be from time to time furnished in writing by either party to the other. Notice in writing shall be deemed to be communicated twenty-four (24) hours from the time of mailing.

25.   [DELETED PRIOR TO EXECUTION]

26. FINANCIALS: From time to time during the term of the Sublease, but not more often than annually, the Sublessor has the right to request current financials from the Sublessee.

27. ANCILLARY FACILITIES: Sublessor agrees that Sublessee shall have the right, under the then prevailing terms, conditions and rates; and subject to their availability to use the following facilities at, nearby, or within the Rotterdam Industrial Park:

      a) railroad-related transport, loading/unloading and storage facilities; or

      b)    cold, frozen and dry goods storage facilities.

28. SECURITY BARRIERS: Sublessor agrees to permit Sublessee to erect, install or otherwise construct whatever security-related barriers within the Demised Premises Sublessee deems necessary between the Demised Premises and any adjacent premises, provided the work is performed in accordance with all applicable governmental laws and regulations. Sublessee shall not be obligated to remove these security barriers upon surrender of the Demised Premises to Sublessor. Further, any work performed hereunder shall be subject to the provisions of Paragraph 9 of this Sublease as it refers to liens.

29. MASTER LEASE: Sublessor and Sublessee acknowledge that this Sublease is subject to all terms and conditions of that certain lease dated April 23, 1996 ("Master Lease") between The People of the State of New York acting by and through the Commission of the State of New York ("Master Lessor') and Sublessor. Notwithstanding the aforementioned, Sublessor warrants that any and all terms, conditions and representations made in this Sublease are not contrary to or in conflict with any terms, conditions and covenants of the Master Lease. This Sublease is contingent upon Sublessor obtaining the consent of the Master Lessor to this Sublease within ninety
      (90) days of its final execution.

30. NOTICE OF SUBLEASE EXTENSION: In the event Sublessor shall obtain the right to lease the Demised Premises from Maser Lessor for a period beyond the expiration date of Sublessee's Renewal Term, as hereinafter described, then Sublessor shall promptly notify Sublessee or such fact.

31. ENVIRONMENTAL MATTERS: Sublessor represents and warrants that to its knowledge no leak, spill, discharge, emission or disposal or hazardous or toxic substances has occurred on the Demised Premises and that to Sublessor's knowledge, the soil, ground water, soil vapor on or under the Demised Premises is free of toxic or hazardous substances as of the date hereof. Except to the extent caused by Sublessee, Sublessor agrees not to attempt to hold Sublessee and its officers, employees and agents liable for any claims, judgements, damages, fines, penalties, costs, liabilities (including sums paid in settlement of claims) or loss including attorneys' fees, consultants' fees, and experts' fees which arise during or after the term or any renewal term or in connection with the presence or suspected presence of toxic or hazardous substances in the soil, ground water, or soil vapor or in, under or upon the Demised Premises.

      In the event Sublessee shall become aware of any environmental problem at the Demised Premises, which has, or in the exercise of reasonable discretion on the part of Sublessee could have, a material adverse affect upon Sublessee's business operations conducted at the Demised Premises, Sublessee shall have the right, on not less than thirty (30) days' prior written notice, to cancel this Sublease; provided that Sublessee must send such notice within thirty (30) days after the earlier to occur of (i) the date Sublessor advises Sublessee of the existence of such environmental problem or (ii) the date Sublessee first receives actual knowledge of such problem.

32. RENEWAL OPTION: If Sublessee shall not be in default of any of the terms, covenants and conditions of this Sublease at the time of giving the notice set forth within this Paragraph, as well as at the end of the Initial Term of this Sublease, the Sublessee is hereby granted the option to renew this Sublease for one (1) five (5) year period (the "Renewal Term") by giving notice, in writing, to Sublessor at least ninety (90) days prior to the expiration of the Initial Term. The rental for the Renewal Term shall be as outlined on Exhibit A with the Lessee paying its pro rata share of taxes (but with no limitation as to amount), insurance and security and common area maintenance (triple net costs) calculated and paid in the same manner as described herein.

33.   CONSUMER PRICE INDEX:

      A. Definitions: For the purpose of calculating the cost of living adjustment referred to on Exhibit A, the following definitions shall apply: (i) the term "Base Month" shall mean the calendar month immediately preceding the calendar month in which the term of this Sublease commences; (ii) the term "Price Index" shall mean the "Consumer Price Index for All Urban Consumers" published by the Bureau of Labor Statistics of the United States Department of Labor, for New York-Northeastern, N J, All Items, (1967=100) or any renamed local index covering the metropolitan New York area or any other successor or substitute index appropriately adjusted; (iii) the term "Price Index for the Base Month" shall mean the Price Index for the Base Month; and (iv) the term "Equalization Factor" shall mean one hundred percent (100%).

      B. The rent payable during the Renewal Term shall be adjusted to reflect a cost of living adjustment. The adjustment shall be based on the percentage difference between the Price Index for the Base Month and the Price Index for the month immediately preceding the commencement of the Renewal Term (the "Adjustment Month"). (i) In the event the Price Index for the Adjustment Month reflects an increase over the Price Index for the Base Month, then the annual rental rate to be charged for the Renewal Term shall be multiplied by the Equalization Factor of the percentage difference between the Price Index for the Base Month and the Price Index for the Adjustment Month, and the resulting sum shall be added to such annual rental rate, effective as of commencement of the Renewal Term. Sublessee covenants and agrees that said adjusted annual rental rate shall thereafter be payable hereunder in equal monthly installments.

            The following illustrates the intentions of the parties hereto as to the computation of the aforementioned cost of living adjustment in the rental rate payable hereunder during the Renewal Term:

            Assuming that the fixed annual rent is $10,000, that the Equalization Factor is 100%, that the Price Index for the Base Month was 102.0 and that the Price Index for the Adjustment Month was 105.0, then 100% of the percentage increase thus reflected, i.e., 100% x 2.941%, or 2.94%, would be multiplied by $10,000, and the annual rental rate would be increased $294.00 (plus any other adjustments computed in accordance with the terms of this Sublease) effective as of the first day of the Renewal Term.

            In the event that any cost of living adjustment is not available as of the Adjustment Month, the monthly rent payments shall be made on the basis of the next preceding monthly rental until the cost of living adjustment is available when the monthly rental payment next due shall be computed on the basis of the cost of living adjustment increased to retroactively adjust the rental paid during the period at the old rate, and all subsequent monthly payments in such period shall be at the new rate.

      C. No adjustments or recomputations, retroactive or otherwise, shall be made due to any revision with may later be made in the first published figure of the Price Index for any month.

      D. Any delay or failure of Sublessor in computing or billing for the rent adjustments hereinabove provided, shall not constitute a waiver of or in any way impair the continuing obligation of Sublessee to pay such rent adjustments hereunder.

      E. Notwithstanding any expiration or termination of this Sublease prior to the date that this Sublease is scheduled to expire (except in case of a cancellation by mutual written agreement) Sublessee's obligation to pay rent as adjusted under this Paragraph shall continue and shall cover all periods during the Renewal Term up to the date that this Sublease is scheduled to expire, and shall survive any default under this Sublease.

34. BROKERAGE: Sublessee warrants and represents that it has not dealt with any real estate broker or agent in connection with this Sublease or its negotiations except Richard Sleasman of Robert Cohn Associates, Inc. Sublessee shall indemnify and hold Sublessor harmless from any cost, expense or liability (including cost of suit and reasonable attorney's fees) for any compensation, commission or fees claimed by any other real estate broker or agent in connection with this Sublease or its negotiation by reason of any act of Sublessee. Sublessor agrees to pay a real estate commission pursuant to the Real Estate Brokerage Commission Agreement dated on or about the date of this Sublease, by and between Sublessor and Robert Cohn Associates, Inc.

35. ELECTRICITY RATES: Sublessee shall file by no later than September 1, 1996, the New Load Forms required by Niagara Mohawk Power Corporation to receive competitive pricing for electricity under the Service Clarification No. 11 ("SC11 "), which is a tariff agreement to respond to customer needs and the increasing competitive forces in the energy service markets. Sublessee agrees to work diligently with Niagara Mohawk Power Corporation to receive an SC11 rate. The parties agree that should Sublessee not receive a satisfactory negotiated rate by no later than October 15, 1996, Sublessee may, at its option, give ten (10) days prior written notice to terminate this Lease.

36. SUBLESSEE'S FIT-UP: Sublessor, at its soles cost and expense shall perform the refurbishing requirements as outlined as Sublessor's responsibility on Exhibit B attached hereto prior to the Term Commencement Date.

37. GUARANTY: This Sublease is entitled to the benefits of a certain Guaranty of Sublease dated on or about the date hereof executed by Papa John's USA, Inc.

      This Agreement shall be interpreted according to the laws of the State of New York.

      IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement the day and year first above written.

AS TO SUBLESSOR:                       DISTRIBUTION UNLIMITED, INC.
ATTEST:


/s/ Asa U. Kavanaugh                   BY: /s/ David M. Buicko
------------------------------             ---------------------------------
                                               David M. Buicko
                                               Executive Vice President

                                       DATE:       September 4, 1996
                                             -------------------------------


AS TO SUBLESSEE:                       P.J. FOOD SERVICE, INC.
ATTEST:


                                       BY: /s/ Robert J. Wadell
------------------------------             ---------------------------------
                                       NAME:
                                       TITLE: President

                                       DATE:       August 29, 1996
                                             -------------------------------

                            RENTAL AND TERM SCHEDULE



40,420 Square Feet in Building 14, Bay 4 in Rotterdam Industrial Park

Sublessor:        P.J. Food Service, Inc.
                  11460 Bluegrass Parkway
                  Louisville, KY 40299

Contact:          Robert Wadell (502-266-5200)

Initial Term:     Five (5) years

Renewal Term:     One (1) five (5) year term under the same terms and conditions subject only to an adjustment in the rental rate based on the change in the Consumer Price Index (as described in Paragraph
                  33 herein) as of the commencement date of the Sublease, but in no event shall the increase in the Sublease rate exceed fifteen percent (15%) of the Sublease rate for the initial term. Said adjusted rental rate shall remain constant throughout the Renewal Term.

Term Dates:       Initial Term:     January 31, 1997 through December
31, 2001
                  Renewal Term:     January 1, 2002 through December 31, 2006

Sublease Rates:   Initial Term:     $2.75 per square foot per annum,
triple net
                  Renewal Term:     $2.75 per square foot per annum, increased
                                    one-time by any increase in the Consumer
                                    Price Index since the Lease Commencement
                                    Date, triple net

Triple net costs at Building 14, Rotterdam Industrial Park are currently $.48 per square foot per annum, of which $.15 per square foot per annum is allocable to taxes, to the extent charged. Taxes are limited, as described in Paragraph 5 of this Lease, during the Initial Term of the Lease.











Prepared August 28, 1996




                      EXHIBIT A - RENTAL AND TERM SCHEDULE

                         REFURBISHING REQUIREMENTS FOR
                            P.J. FOOD SERVICE, INC.


Services and charges to be addressed by both parties.

      Item                    Responsible Party       Description

1.    Pedestrian Door         Sublessee               one (1) - south side

2.    Overhead Doors          Sublessor               two (2)

3.    Exterior of Bldg.

4.    Interior of Bldg.       N/A

5.    Office Space            Sublessee

6.    Toilets                 Sublessee

7.    Heat-Duct Work          Sublessee               removal of duct work
                                                      above office space

                              Sublessor               reposition gas heaters

8.    Light Bulbs             N/A

9.    Electricity             N/A

10.   Oil                     N/A

11.   Painting                Sublessor               interior

12.   Floors                  Sublessor               fill holes; pressure
                                                      wash soil stains

13.   Windows                 N/A

14.   Parking Area            N/A

15.   Other - Ceilings        Sublessor               replace specific areas
                                                      with fiber board and
                                                      paint.
            - Mechanic Room   Sublessor               remove compressors;
                                                      conduit only

In addition to the items listed above, representatives of Sublessor and Sublessee agree to met within ten (10) days after the date of the full execution and delivery of this Sublease to resolve issues relating to building interior repairs, exterior painting, truck docks, truck canopies and truck apron paving. Lessor and Lessee agree to work in good faith to resolve these issues expeditiously, failing which either party may cancel this Sublease prior to the date Sublessee takes occupancy of the Demised Premises for any purpose.


SUBLESSOR: /s/ David M. Buicko         SUBLESSEE: /s/ Robert J. Wadell
           -----------------------                --------------------------

DATE:       September 4, 1996          DATE:       August 29, 1996
      ----------------------------           -------------------------------


                     EXHIBIT B - REFURBISHING REQUIREMENTS